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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated May 16, 1997 relating to the March 31, 1997 financial statements and financial highlights of Dean Witter Global Dividend Growth Securities and Dean Witter World Wide Investment Trust (the "Funds") and to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in each Funds' Statement of Additional Information dated July 28, 1997 and to the reference to us under the heading
"Financial Highlights" in each Funds' Prospectus dated July 28, 1997, which Statement of Additional Information and Prospectus have been incorporated by reference into the Registration Statement.

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
January 28, 1998